Exhibit 10.10

AMENDMENT TO ADVISORY BOARD AGREEMENT

This Amendment to Advisory Board Agreement (this “Amendment”) is executed this 1st day of February, 2022 (the “Effective Date”), by and between BIOLIFE4D, a Delaware limited liability company formerly known as BIOGEN3D Corporation (the “Company”) and Jeffrey Morgan (“Advisor”).

WHEREAS, the Company and Advisor are parties to that certain Advisory Board Agreement, dated August 23, 2017 (the “Agreement”) (all capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Agreement); and

WHEREAS, the Company and Advisor desire to amend certain provisions of the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the provisions and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Advisor, intending to be legally bound, hereby agree as follows:

1.	Amendment to Agreement. The Agreement is hereby amended as follows: Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

2.	Acknowledgments. The Company and Advisor hereby acknowledge and agree as follows:

a.	The Company has paid all compensation due to Advisor pursuant to the Agreement for any and all services provided by Advisor to the Company prior to February 1, 2022; and
b.	as of February 1, 2022, Advisor owns (i) 2,500 shares of non-voting common stock of the Company, and (ii) options to purchase 170,000 shares of non-voting common stock of the Company.

3.	Force and Effect of Agreement. Except as expressly modified hereby, the Agreement and all exhibits thereto are in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall be effective upon execution and delivery by each of the parties as of the Effective Date. From and after the Effective Date, any reference to the Agreement, as the case may be, shall be deemed a reference to the Agreement as amended hereby.

4.	Governing Law. This Amendment will be governed by Illinois law without regards to its conflict of laws provisions.

5.	Counterparts. This Amendment may be executed in one or more counterparts, including facsimile or electronic counterparts, each of which shall be deemed to be an original copy of this Amendment, and all of which, when taken together, shall be deemed to constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF, .tiff or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by affixing their signatures where indicated below.

COMPANY:		ADVISOR:

BIOLIFE4D CORPORATION

By:	/s/ Steven Morris	/s/ Jeffrey Morgan
Name:	Steven Morris	Jeffrey Morgan
Its:	Chief Executive Officer

[Signature Page to Amendment to Advisory Board Agreement]

Exhibit A

“Services”:

Effective as of February 1, 2022, “Services” shall include as follows:

●	(1) Participate in any/all required meetings via phone or Zoom.
●	(2) Be reasonably accessible to the Company to provide guidance on overall strategy, laboratory setup and development, research strategy, research development and implementation, and other varied issues on an as-needed basis.
●	(3) Help identify, advise on and potentially recruit potential employees, consultants, directors, advisors and other services providers to the Company.
●	(4) Act in the capacity of Chief Medical Officer including undertaking any reasonable request by the CEO to fulfill requirements of the Chief Medical Officer.
●	(5) Undertake any fulfill requirements resulting from SEC, NASDAQ and/or other regulatory agencies.
●	(6) Provide services beyond services detailed above including but not limited to: assist with the design of the GLP preclinical studies, creation of data reports, establishment of the clinical criteria for human implantation, selection of trial sites, standardization of clinical protocols for implantation technique, postoperative care, and other services which are typical of Chief Medical Officer.

“Compensation”:

As compensation for the services (1) through (5) above rendered pursuant to this Agreement, beginning February 1, 2022 Company shall pay Advisor $2,500 per month for each month that Advisor has performed “Services” as described above. For further clarification, the initial $2,500 payment shall begin in March, 2022 for services rendered in February, 2022. When services detailed above in (6) are formally requested by CEO and provided by Advisor, Advisor’s cash compensation shall increase from $2,500 per month to $5,000 per month.

In addition, the Consultant shall be granted 2,000 options per month for the Company’s common stock pursuant to the Company’s Stock Option Plan and the Company’s Restricted Stock Plan which are place at the time of each grant. All options shall be granted after each month worked, and for clarification the initial stock option grant shall be in March, 2022 for services rendered in February, 2022.